UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2018 (May 2, 2018)

ALLERGAN PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36867	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 2, 2018, Allergan plc (the “Company” or “Allergan”) held its 2018 Annual General Meeting of Shareholders (the “AGM”) in Dublin, Ireland. There were 345,732,436 ordinary shares of Allergan outstanding as of March 6, 2018, the record date for the AGM. A quorum was present at the AGM.

At the AGM, the Company’s shareholders voted on six of a total of six proposals, as described below.

1.	Election of Directors:

The following directors were individually elected as members of the Board of Directors (the “Board”) to hold office until the 2019 Annual General Meeting of Shareholders or until each of their respective successors is duly elected and qualified, with voting results as follows:

	For	Against	Abstain	Broker Non-Votes
Nesli Basgoz, M.D.	265,815,490	1,952,405	798,395	29,038,648
Paul M. Bisaro	249,462,240	18,306,050	798,000	29,038,648
Joseph H. Boccuzi	265,736,105	2,021,851	808,334	29,038,648
Christopher W. Bodine	262,714,911	2,724,650	3,126,729	29,038,648
Adriane M. Brown	266,372,468	1,388,625	805,197	29,038,648
Christopher J. Coughlin	265,468,705	2,290,002	807,583	29,038,648
Carol Anthony (John) Davidson	266,363,637	1,400,969	801,684	29,038,648
Catherine M. Klema	257,056,990	10,714,600	794,700	29,038,648
Peter J. McDonnell, M.D.	265,568,259	2,195,319	802,712	29,038,648
Patrick J. O’Sullivan	266,048,542	1,701,284	816,464	29,038,648
Brenton L. Saunders	259,808,629	7,716,594	1,041,067	29,038,648
Fred G. Weiss	259,567,917	8,194,279	804,094	29,038,648

2.	Advisory Vote on the Compensation of Named Executive Officers:

The Company’s shareholders voted to approve, in a non-binding vote, the compensation of the Company’s Named Executive Officers, as such compensation was described in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Company’s 2018 Proxy Statement dated March 23, 2018, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
242,807,743	24,623,517	1,135,030	29,038,648

3.	Ratification of the Appointment of PricewaterhouseCoopers LLP:

The Company’s shareholders ratified, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and authorized, in a binding vote, the Board, acting through its Audit and Compliance Committee, to determine PricewaterhouseCoopers LLP’s remuneration, with voting results as follows:

For	Against	Abstain
290,656,005	6,325,494	623,439

4.	Renewal of the Authority of the Directors to Issue Shares:

The Company’s shareholders voted to approve the resolution to renew the Board’s authority to issue shares, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
285,499,044	10,641,965	1,463,929	0

5A.	Renewal of the Authority of the Directors to Issue Shares for Cash Without First Offering Shares to Existing Shareholders:

The Company’s shareholders voted to approve the special resolution to renew the Board’s authority to issue shares for cash without first offering those shares to existing shareholders, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
253,432,407	14,414,234	719,649	29,038,648

5B.	Renewal of the Authority of the Directors to Allot New Shares up to an Additional 5% for Cash in Connection with an Acquisition or Other Capital Investment:

The Company’s shareholders voted to approve the special resolution to renew the Board’s authority to allot new shares up to an additional 5% for cash in connection with an acquisition or other capital investment, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
259,254,136	8,556,104	756,050	29,038,648

6.	Shareholder Proposal regarding an Independent Board Chairman:

The Company’s shareholders rejected a shareholder proposal that the Company adopt as policy, and amend our governing documents as necessary, to require the Chair of the Board, whenever possible, to be an independent member of the Board, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
105,542,819	144,273,540	18,749,931	29,038,648

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2018	Allergan plc

	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
Chief Legal Officer and Corporate Secretary